CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 26, 2016, relating to the financial statements and financial highlights which appear in the December 31, 2015 Annual Report to Shareholders of Wilshire Global Allocation Fund, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
April 29, 2016

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1800 2001 Market Street Philadelphia PA 19103
T: (267) 330-3000, F: (267) 330-3300, www.pwc.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 26, 2016, relating to the financial statements and financial highlights which appear in the December 31, 2015 Annual Report to Shareholders of Wilshire 2015 ETF Fund (to be known as the Wilshire 2015 Fund effective May 1, 2016), Wilshire 2025 ETF Fund (to be known as the Wilshire 2025 Fund effective May 1, 2016), and Wilshire 2035 ETF Fund (to be known as the Wilshire 2035 Fund effective May 1, 2016), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, PA
April 29, 2016

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1800 2001 Market Street Philadelphia PA 19103
T: (267) 330-3000, F: (267) 330-3300, www.pwc.com